Exhibit 23.02

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Named Experts” in the Registration Statement (Form S-8) pertaining to the Intuit Inc. 2005 Equity Incentive Plan and to the incorporation by reference therein of our report dated August 13, 2004, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
San Francisco, California
December 6, 2004